Exhibit 99.01
Green Dot Reports Fourth Quarter 2021 Results
Provides fiscal year 2022 financial guidance, technology transformation underway to drive scale and capitalize on market opportunities

Austin, TX - February 24, 2022 - Green Dot Corporation (NYSE: GDOT) today reported financial results for the quarter ended December 31, 2021.
“2021 delivered growth as we invested in key areas including people, processes and technology – moves that will transform Green Dot to be a more efficient and scalable enterprise, and unlock significant benefits for our customers, partners and shareholders in years to come,” said Dan Henry, CEO of Green Dot. “I have never been more excited about our growth prospects and path forward, as we make progress on our mission to give all people the power to bank seamlessly, affordably and with confidence.”
GAAP financial results for the fourth quarter of 2021 compared to the fourth quarter of 2020:
•Total operating revenues on a generally accepted accounting principles (GAAP) basis were $330.8 million for the fourth quarter of 2021, up from $284.3 million for the fourth quarter of 2020, representing a year-over-year increase of 16%.
•GAAP net loss was $10.5 million for the fourth quarter of 2021, compared to a $24.0 million net loss for the fourth quarter of 2020.
•GAAP diluted loss per common share was $0.19 for the fourth quarter of 2021, compared to a $0.45 diluted loss per common share for the fourth quarter of 2020.
Non-GAAP financial results for the fourth quarter of 2021 compared to the fourth quarter of 2020:1
•Non-GAAP total operating revenues1 were $321.2 million for the fourth quarter of 2021, up from $274.5 million for the fourth quarter of 2020, representing a year-over-year increase of 17%.
•Adjusted EBITDA1 was $34.4 million, or 10.7% of non-GAAP total operating revenues1 for the fourth quarter of 2021, compared to $34.8 million, or 12.7% of non-GAAP total operating revenues1 for the fourth quarter of 2020, representing a year-over-year decrease of 1%.
•Non-GAAP net income1 was $15.2 million for the fourth quarter of 2021, compared to $17.3 million for the fourth quarter of 2020, representing a year-over-year decrease of 12%.
•Non-GAAP diluted earnings per share1 was $0.27 for the fourth quarter of 2021, compared to $0.31 for the fourth quarter of 2020, representing a year-over-year decrease of 13%.

1	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share, and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key Metrics
The following table shows Green Dot's quarterly key business metrics for each of the last eight calendar quarters on a consolidated basis and by each of its reportable segments. Please refer to Green Dot’s latest Quarterly Report on Form 10-Q for a description of the key business metrics, as well as additional information regarding how Green Dot organizes its business by segment.

	2021				2020
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Consolidated (1)
Gross dollar volume	$16,353	$16,404	$17,399	$20,666	$14,349	$14,453	$15,107	$14,294
Number of active accounts	5.07	5.37	6.03	6.35	5.45	5.72	6.25	5.74
Purchase volume	$7,065	$7,356	$8,870	$10,445	$6,861	$7,600	$8,477	$8,282
Consumer Services
Gross dollar volume	$6,300	$6,811	$8,188	$10,156	$7,562	$8,333	$8,683	$7,561
Number of active accounts	3.10	3.38	3.97	4.07	3.73	3.98	4.10	3.70
Direct deposit active accounts	0.76	0.83	0.92	0.97	0.88	0.91	0.90	0.89
Purchase volume	$4,881	$5,166	$6,455	$7,138	$5,176	$5,840	$6,123	$5,555
B2B Services
Gross dollar volume	$10,053	$9,593	$9,211	$10,510	$6,787	$6,120	$6,424	$6,733
Number of active accounts	1.97	1.99	2.06	2.28	1.72	1.74	2.15	2.04
Purchase volume	$2,184	$2,190	$2,415	$3,307	$1,685	$1,760	$2,354	$2,727
Money Movement
Number of cash transfers	9.95	10.05	10.19	10.32	11.29	12.81	12.48	12.13
Number of tax refunds processed	0.12	0.43	4.15	7.44	0.11	0.75	1.90	9.70
(1) Represents the sum of Green Dot's Consumer Services and B2B Services segments.

As of December 31, 2021, unencumbered cash at the holding company was $80.0 million.

"While much has been done over the last two years at Green Dot, 2022 will be a pivotal year as we begin to transition the company to a new technology environment that we believe will not only drive improved efficiency and margins but also result in numerous strategic benefits that we expect to be additive to our top-line and bottom-line growth in the coming years," said George Gresham, CFO and COO of Green Dot.
2022 Financial Guidance
Green Dot has provided its financial outlook for 2022. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
Total Non-GAAP Operating Revenues2
•Green Dot expects its full year non-GAAP total operating revenues2 to be between $1.394 billion to $1.430 billion, or up 2% year-over-year at the mid-point.
Adjusted EBITDA2
•Green Dot expects its full year adjusted EBITDA2 to be between $225 million to $235 million, or up 6% year-over-year at the mid-point.
Non-GAAP EPS2
•Green Dot expects its full year non-GAAP EPS2 to be between $2.22 and $2.35, or up 3% year-over-year at the mid-point.
The components of Green Dot's non-GAAP EPS2 guidance range are as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$225.0	$235.0
Depreciation and amortization*	(62.0)	(62.0)
Net interest expense	$(0.2)	$(0.2)
Non-GAAP pre-tax income	$162.8	$172.8
Tax impact**	(38.6)	(41.0)
Non-GAAP net income	$124.2	$131.8
Non-GAAP diluted weighted-average shares issued and outstanding	56.0	56.0
Non-GAAP earnings per share	$2.22	$2.35

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes a non-GAAP effective tax rate of approximately 23.7% for full year.

2	For additional information, see reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
Green Dot's management will host a conference call to discuss fourth quarter 2021 financial results today at 5:00 p.m. ET. The conference call can be accessed live from Green Dot's investor relations website at http://ir.greendot.com/. Green Dot uses this website as a tool to disclose important information about the company to investors and comply with its disclosure obligations under Regulation Fair Disclosure. A replay of the webcast will be available at the same website following the call. The replay will be available until Thursday, March 3, 2022.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements in the quotes of its executive officers, its 2022 financial guidance, its technology transformation and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the continuing impact of the COVID-19 pandemic on Green Dot’s business, results of operations and financial condition, the effectiveness of Green Dot’s measures taken in response to the COVID-19 pandemic, the U.S. government’s response to the COVID-19 pandemic, including with respect to stimulus funds and unemployment benefits, shifts in consumer behavior towards electronic payments, the impact of the U.S. presidential administration on, among other things, the regulation of financial institutions and corporate tax rates, inflationary pressures, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and Green Dot's involvement in litigation or investigations. These and other risks are discussed in greater detail in Green Dot's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on Green Dot's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 24, 2022, and Green Dot assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement Green Dot's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), Green Dot uses measures of operating results that are adjusted to exclude, among other things, non-operating net interest income and expense; income tax benefit and expense; depreciation and amortization, including amortization of acquired intangibles; certain legal settlement charges; stock-based compensation and related employer payroll taxes; changes in the fair value of contingent consideration; transaction costs from acquisitions; impairment charges; extraordinary severance; earnings or losses from equity method investments; gains or losses on loans held for sale; gains or losses on the sale of investment securities;

commissions and certain processing-related costs associated with BaaS products and services where Green Dot does not control customer acquisition; other charges and income not reflective of ongoing operating results; and income tax effects. This earnings release includes non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with Green Dot's financial measures prepared in accordance with GAAP. Green Dot's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. Green Dot believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. Green Dot's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate Green Dot's business and make operating decisions. For additional information regarding Green Dot's use of non-GAAP financial measures and the items excluded by Green Dot from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of Green Dot's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of Green Dot's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to giving all people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address the most pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible for all.

Green Dot offers a broad set of financial services to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, tax refunds, cash deposits and disbursements. Its flagship digital banking platform GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The company’s banking platform services business enables a growing list of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.

Founded in 1999, Green Dot has served more than 33 million customers directly and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Contacts
Investor Relations: IR@greendot.com
Media Relations: PR@greendotcorp.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
	(unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$1,322,319	$1,491,842
Restricted cash	3,321	4,859
Settlement assets	320,377	782,262
Accounts receivable, net	80,401	67,755
Prepaid expenses and other assets	81,380	66,705
Income tax receivable	1,354	—
Total current assets	1,809,152	2,413,423
Investment securities available-for-sale, at fair value	2,115,501	970,969
Loans to bank customers, net of allowance for loan losses of $5,555 and $757 as of December 31, 2021 and December 31, 2020, respectively	19,270	21,011
Prepaid expenses and other assets	136,400	40,481
Property, equipment, and internal-use software, net	135,341	133,400
Operating lease right-of-use assets	10,967	13,134
Deferred expenses	16,855	18,332
Net deferred tax assets	15,048	12,739
Goodwill and intangible assets	466,943	491,778
Total assets	$4,725,477	$4,115,267
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,353	$34,823
Deposits	3,286,889	2,735,116
Obligations to customers	124,221	95,375
Settlement obligations	15,682	17,759
Amounts due to card issuing banks for overdrawn accounts	513	235
Other accrued liabilities	128,294	145,359
Operating lease liabilities	6,918	8,175
Deferred revenue	28,903	28,584
Income tax payable	291	12,146
Total current liabilities	3,643,064	3,077,572
Other accrued liabilities	3,531	4,275
Operating lease liabilities	8,209	16,396
Net deferred tax liabilities	—	7,192
Total liabilities	3,654,804	3,105,435

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2021 and December 31, 2020; 54,868 and 54,034 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	55	54
Additional paid-in capital	401,055	354,460
Retained earnings	699,370	651,890
Accumulated other comprehensive (loss) income	(29,807)	3,428
Total stockholders’ equity	1,070,673	1,009,832
Total liabilities and stockholders’ equity	$4,725,477	$4,115,267

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$202,403	$153,192	$788,834	$593,915
Cash processing revenues	40,283	47,174	245,539	293,216
Interchange revenues	81,808	80,131	380,037	351,843
Interest income, net	6,345	3,784	18,787	14,786
Total operating revenues	330,839	284,281	1,433,197	1,253,760
Operating expenses:
Sales and marketing expenses	82,751	95,373	382,163	415,111
Compensation and benefits expenses	64,690	60,146	264,686	233,155
Processing expenses	101,568	77,087	389,284	293,711
Other general and administrative expenses	89,974	83,191	330,590	281,710
Total operating expenses	338,983	315,797	1,366,723	1,223,687
Operating (loss) income	(8,144)	(31,516)	66,474	30,073
Interest expense, net	37	38	150	761
Other (expense), net	(4,020)	(1,913)	(2,624)	(1,217)
(Loss) income before income taxes	(12,201)	(33,467)	63,700	28,095
Income tax (benefit) expense	(1,678)	(9,451)	16,220	4,964
Net (loss) income	$(10,523)	$(24,016)	$47,480	$23,131

Basic (loss) earnings per common share:	$(0.19)	$(0.45)	$0.87	$0.43
Diluted (loss) earnings per common share:	$(0.19)	$(0.45)	$0.85	$0.42
Basic weighted-average common shares issued and outstanding:	54,392	52,938	54,070	52,438
Diluted weighted-average common shares issued and outstanding:	54,392	52,938	55,220	53,685

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
	2021	2020
	(In thousands)
Operating activities
Net income	$47,480	$23,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and internal-use software	57,024	58,005
Amortization of intangible assets	27,775	28,119
Provision for uncollectible overdrawn accounts from purchase transactions	19,822	7,684
Provision for loan losses	24,978	859
Stock-based compensation	51,419	53,694
(Earnings) losses in equity method investments	(1,579)	6,290
Realized gain on sale of available-for-sale investment securities	—	(5,073)
Amortization of premium on available-for-sale investment securities	2,563	999
Impairment of long-lived assets	—	21,719
Deferred income tax expense (benefit)	2,722	(15,003)
Other	144	169
Changes in operating assets and liabilities:
Accounts receivable, net	(32,468)	(16,177)
Prepaid expenses and other assets	(13,671)	980
Deferred expenses	1,477	(1,441)
Accounts payable and other accrued liabilities	(5,308)	37,640
Deferred revenue	1,282	576
Income tax receivable/payable	(14,128)	9,531
Other, net	(6,999)	(2,524)
Net cash provided by operating activities	162,533	209,178

Investing activities
Purchases of available-for-sale investment securities	(1,395,599)	(994,428)
Proceeds from maturities of available-for-sale securities	196,958	107,723
Proceeds from sales and calls of available-for-sale securities	6,823	198,895
Payments for acquisition of property and equipment	(57,432)	(59,035)
Net changes in loans	(28,385)	(453)
Investment in TailFin Labs, LLC	(35,000)	(35,000)
Purchases of other investments	(55,000)	—
Other investing activities	(852)	(3,534)
Net cash used in investing activities	(1,368,487)	(785,832)

Financing activities
Borrowings on revolving line of credit	—	100,000
Repayments on revolving line of credit	—	(135,000)
Proceeds from exercise of options and ESPP purchases	8,041	16,997
Taxes paid related to net share settlement of equity awards	(12,864)	(12,453)
Net changes in deposits	555,062	1,554,191
Net changes in settlement assets and obligations to customers	488,654	(512,534)
Contingent consideration payments	(4,000)	(4,000)
Net cash provided by financing activities	1,034,893	1,007,201

Net (decrease) increase in unrestricted cash, cash equivalents and restricted cash	(171,061)	430,547
Unrestricted cash, cash equivalents and restricted cash, beginning of period	1,496,701	1,066,154
Unrestricted cash, cash equivalents and restricted cash, end of period	$1,325,640	$1,496,701

Cash paid for interest	$1,434	$926
Cash paid for income taxes	$27,200	$10,618

Reconciliation of unrestricted cash, cash equivalents and restricted cash at end of period:
Unrestricted cash and cash equivalents	$1,322,319	$1,491,842
Restricted cash	3,321	4,859
Total unrestricted cash, cash equivalents and restricted cash, end of period	$1,325,640	$1,496,701

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Segment Revenue	(In thousands)
Consumer Services	$160,836	$154,299	$694,725	$620,414
B2B Services	121,849	77,128	458,584	304,651
Money Movement Services	37,753	45,754	239,735	288,009
Corporate and Other	770	(2,665)	(5,169)	(12,554)
Total segment revenues	321,208	274,516	1,387,875	1,200,520
Net revenue adjustment (8)	9,631	9,765	45,322	53,240
Total operating revenues	$330,839	$284,281	$1,433,197	$1,253,760

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Segment Profit	(In thousands)
Consumer Services	$54,203	$51,879	$223,604	$212,170
B2B Services	18,948	13,366	73,156	65,892
Money Movement Services	10,241	11,346	115,965	123,881
Corporate and Other	(48,958)	(41,836)	(195,761)	(196,131)
Total segment profit *	34,434	34,755	216,964	205,812

Reconciliation to (loss) income before income taxes
Depreciation and amortization of property, equipment and internal-use software	14,578	14,991	57,024	58,005
Stock based compensation and related employer taxes	14,422	18,635	51,627	55,989
Amortization of acquired intangible assets	6,944	6,944	27,775	28,119
Impairment charges	—	20,669	—	21,719
Other expense	6,634	5,032	14,064	11,907
Operating (loss) income	(8,144)	(31,516)	66,474	30,073
Interest expense, net	37	38	150	761
Other (expense), net	(4,020)	(1,913)	(2,624)	(1,217)
(Loss) income before income taxes	$(12,201)	$(33,467)	$63,700	$28,095
* Total segment profit is also referred to herein as adjusted EBITDA in its non-GAAP measures. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures."
Green Dot's segment reporting is based on how its current Chief Operating Decision Maker (“CODM”) manages its businesses, including resource allocation and performance assessment. Its CODM (who is the Chief Executive Officer) organizes and manages the business primarily on the basis of the channels in which its product and services are offered and uses net revenue and segment profit to assess profitability. Segment profit reflects each segment's net revenue less direct costs, such as sales and marketing expenses, processing expenses, third-party call center support and transaction losses. Green Dot’s operations are aggregated amongst three reportable segments: 1) Consumer Services, 2) Business to Business ("B2B") Services and 3) Money Movement Services.
The Corporate and Other segment primarily consists of net interest income earned by its bank, eliminations of intersegment revenues and expenses, unallocated corporate expenses, and other costs that are not considered when management evaluates segment performance, such as salaries, wages and related benefits for our employees, professional service fees, software licenses, telephone and communication costs, rent and utilities, and insurance. Non-cash expenses such as stock-based compensation, depreciation and amortization of long-lived assets, impairment charges and other non-recurring expenses that are not considered by our CODM when evaluating our overall consolidated financial results are excluded from our unallocated corporate expenses. Green Dot does not evaluate performance or allocate resources based on segment asset data, and therefore such information is not presented.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)
Total operating revenues	$330,839	$284,281	$1,433,197	$1,253,760
Net revenue adjustments (8)	(9,631)	(9,765)	(45,322)	(53,240)
Non-GAAP total operating revenues	$321,208	$274,516	$1,387,875	$1,200,520

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands, except per share data)
Net (loss) income	$(10,523)	$(24,016)	$47,480	$23,131
Stock-based compensation and related employer payroll taxes (3)	14,422	18,635	51,627	55,989
Amortization of acquired intangible assets (4)	6,944	6,944	27,775	28,119
Change in fair value of contingent consideration (4)	47	—	47	—
Transaction and related acquisition costs (4)	7,023	—	8,755	—
Amortization of deferred financing costs (5)	42	42	168	169
Impairment charges (5)	—	20,669	—	21,719
Legal settlement (gain) expenses (5)	(1,202)	1,200	1,108	992
(Earnings) losses in equity method investments (5)	(265)	1,977	(1,579)	6,290
Loss on loans reclassified as held for sale (2)(5)	4,386	—	4,386	—
Realized gain on sale of investment securities (5)	—	(11)	—	(5,073)
Extraordinary severance expenses (6)	633	3,831	4,546	10,866
Other expense (income), net (5)	32	(52)	(575)	49
Income tax effect (7)	(6,302)	(11,932)	(20,683)	(27,379)
Non-GAAP net income	$15,237	$17,287	$123,055	$114,872
Diluted (loss) earnings per common share
GAAP	$(0.19)	$(0.45)	$0.85	$0.42
Non-GAAP	$0.27	$0.31	$2.21	$2.11

Diluted weighted-average common shares issued and outstanding
GAAP	54,392	52,938	55,220	53,685
Non-GAAP	55,880	55,595	55,693	54,481

Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)
Diluted weighted-average shares issued and outstanding	54,392	52,938	55,220	53,685
Weighted-average unvested Walmart restricted shares (9)	352	677	473	796
Anti-dilutive shares due to GAAP net loss	1,136	1,980	—	—
Non-GAAP diluted weighted-average shares issued and outstanding	55,880	55,595	55,693	54,481

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Common Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)
Class A common stock outstanding as of December 31:	54,868	54,034	54,868	54,034
Weighting adjustment	(124)	(419)	(325)	(800)
Dilutive potential shares:
Stock options	421	712	464	233
Service based restricted stock units	339	663	408	708
Performance-based restricted stock units	367	600	265	306
Employee stock purchase plan	9	5	13	—
Non-GAAP diluted weighted-average shares issued and outstanding	55,880	55,595	55,693	54,481

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)
Net (loss) income	$(10,523)	$(24,016)	$47,480	$23,131
Interest expense, net (2)	37	38	150	761
Income tax (benefit) expense	(1,678)	(9,451)	16,220	4,964
Depreciation and amortization of property, equipment and internal-use software (2)	14,578	14,991	57,024	58,005
Stock-based compensation and related employer payroll taxes (2)(3)	14,422	18,635	51,627	55,989
Amortization of acquired intangible assets (2)(4)	6,944	6,944	27,775	28,119
Change in fair value of contingent consideration (2)(4)	47	—	47	—
Transaction and related acquisition costs (2)(4)	7,023	—	8,755	—
Impairment charges (2)(5)	—	20,669	—	21,719
Legal settlement (gain) expenses (2)(5)	(1,202)	1,200	1,108	992
(Earnings) losses in equity method investments (2)(5)	(265)	1,977	(1,579)	6,290
Loss on loans reclassified as held for sale (2)(5)	4,386	—	4,386	—
Realized gain on sale of investment securities (2)(5)	—	(11)	—	(5,073)
Extraordinary severance expenses (2)(6)	633	3,831	4,546	10,866
Other expense (income), net (2)(5)	32	(52)	(575)	49
Adjusted EBITDA	$34,434	$34,755	$216,964	$205,812

Non-GAAP total operating revenues	$321,208	$274,516	$1,387,875	$1,200,520
Adjusted EBITDA/Non-GAAP total operating revenues (adjusted EBITDA margin)	10.7%	12.7%	15.6%	17.1%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenues (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions)
Total operating revenues	$1,422	$1,460
Net revenue adjustments (8)	(28)	(30)
Non-GAAP total operating revenues	$1,394	$1,430

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions)
Net income	$61.9	$69.4
Adjustments (10)	163.1	165.6
Adjusted EBITDA	$225.0	$235.0

Non-GAAP total operating revenues	$1,430	$1,394
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	15.7%	16.9%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income and GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	FY 2022
	Range
	Low	High
	(In millions, except per share data)
Net income	$61.9	$69.4
Adjustments (10)	62.3	62.5
Non-GAAP net income	$124.2	$131.8
Diluted earnings per share
GAAP	$1.11	$1.24
Non-GAAP	$2.22	$2.35

Diluted weighted-average shares issued and outstanding
GAAP	55.8	55.8
Weighted-average unvested Walmart restricted shares (9)	0.2	0.2
Non-GAAP	56.0	56.0

(1)To supplement Green Dot’s consolidated financial statements presented in accordance with GAAP, Green Dot uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as Green Dot does. These financial measures are adjusted to eliminate the impact of items that Green Dot does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons Green Dot considers them appropriate.
Green Dot believes that the non-GAAP financial measures it presents are useful to investors in evaluating Green Dot’s operating performance for the following reasons:
•Green Dot records stock-based compensation from period to period, and recorded stock-based compensation expenses and related employer payroll taxes, net of forfeitures, of approximately $14.4 million and $18.6 million for the three months ended December 31, 2021 and 2020, respectively. By comparing Green Dot’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate Green Dot’s operating results without the additional variations caused by stock-based compensation expense and related employer payroll taxes, which may not be comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations;
•adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as non-operating net interest income and expense, income tax benefit and expense, depreciation and amortization, stock-based compensation and related employer payroll taxes, changes in the fair value of contingent consideration, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, certain legal settlement charges, earnings or losses from equity method investments, realized gains or losses on the sale of investment securities, gain or losses on loans held for sale, and other charges and income that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and
•securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Green Dot’s management uses the non-GAAP financial measures:
▪as measures of operating performance, because they exclude the impact of items not directly resulting from Green Dot’s core operations;
▪for planning purposes, including the preparation of Green Dot’s annual operating budget;
▪to allocate resources to enhance the financial performance of Green Dot’s business;
▪to evaluate the effectiveness of Green Dot’s business strategies;
▪to establish metrics for variable compensation; and
▪in communications with Green Dot’s board of directors concerning Green Dot’s financial performance.
Green Dot understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of Green Dot’s results of operations as reported under GAAP. Some of these limitations are:
▪that these measures do not reflect Green Dot’s capital expenditures or future requirements for capital expenditures or other contractual commitments;
▪that these measures do not reflect changes in, or cash requirements for, Green Dot’s working capital needs;
▪that these measures do not reflect non-operating interest expense or interest income;
▪that these measures do not reflect cash requirements for income taxes;
▪that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and
▪that other companies in Green Dot’s industry may calculate these measures differently than Green Dot does, limiting their usefulness as comparative measures.

(2)Green Dot does not include any income tax impact of the associated non-GAAP adjustment to adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.
(3)This expense consists primarily of expenses for restricted stock units (including performance-based restricted stock units), performance-based stock options and related employer payroll taxes. Stock-based compensation expense is not comparable from period to period due to changes in the fair market value of Green Dot’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of Green Dot’s peers) and is not a key measure of Green Dot’s operations. Green Dot excludes stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that Green Dot does not believe are reflective of ongoing operating results. Green Dot also believes that it is not useful to investors to understand the impact of stock-based compensation to its results of operations. Further, the related employer payroll taxes are dependent upon volatility in Green Dot's stock price, as well as the timing and size of option exercises and vesting of restricted stock units, over which Green Dot has limited to no control. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(4)Green Dot excludes certain income and expenses that are the result of acquisitions. These acquisition-related adjustments include items such as transaction costs, the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in Green Dot recording expenses or fair value adjustments in its GAAP financial statements. Green Dot analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition-related adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. These items are included as a component of other general and administrative expenses on Green Dot's consolidated statements of operations, as applicable for the periods presented.
(5)Green Dot excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in Green Dot's GAAP financial statements, Green Dot excludes them in its non-GAAP financial measures because Green Dot believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include items such as amortization attributable to deferred financing costs, impairment charges related to long-lived assets, earnings or losses from equity method investments, credit-related impairment and/or realized gains or losses on the sale of investment securities, legal settlement expenses, losses on loans that have been re-classified as held for sale, and other income and expenses, as applicable for the periods presented. In determining whether any such adjustment is appropriate, Green Dot takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations. Each of these adjustments, except for amortization of deferred financing costs, earnings and losses from equity method investments, losses on loans held for sale, and credit-related impairment and/or realized gains and losses on the sale of investment securities, which are all included below operating income, are included within other general and administrative expenses on Green Dot's consolidated statements of operations.
(6)During the three and twelve months ended December 31, 2021, Green Dot recorded charges of $0.6 million and $4.5 million, respectively, related to severance benefits, which were paid out in connection with the transition and employment agreements of certain former executives and other personnel. Although severance expenses are an ordinary part of its operations, the magnitude and scale of these costs are not indicative of its core operating performance. This expense is included as a component of compensation and benefits expenses on Green Dot's consolidated statements of operations.
(7)Represents the tax effect for the related non-GAAP measure adjustments using Green Dot's year to date non-GAAP effective tax rate. It also excludes both the impact of excess tax benefits related to stock-based compensation and the IRC §162(m) limitation that applies to performance-based restricted stock units and stock options expense as of December 31, 2021.
(8)Represents commissions and certain processing-related costs associated with Banking as a Service ("BaaS") products and services where Green Dot does not control customer acquisition. This adjustment is netted against Green Dot's B2B Services revenues when evaluating segment performance.
(9)Represents the weighted average of the unvested balance of restricted shares issued to Walmart in January 2020. Walmart is entitled to voting rights and participate in any dividends paid on the unvested balance and therefore, the shares are included in the computation of non-GAAP diluted earnings per share.
(10)These amounts represent estimated adjustments for items such as non-operating net interest income, income taxes, depreciation and amortization, employee stock-based compensation and related employer taxes, transaction costs, impairment charges, severance costs related to extraordinary personnel reductions, earnings and losses from equity method investments, realized gains and losses from investment securities, legal settlement gains and expenses and other income and expenses. Employee stock-based compensation expense includes assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).